EXHIBIT 32.1

Section 1350 Certification of the
Plan's Chief Executive Officer
and Chief Financial Officer

In connection with the Annual Report on Form 11-K for the plan year ended December 31, 2023 (the "Report") of the Thrift Incentive Stock Purchase Plan for Certain Employees of Cullen/Frost Bankers, Inc. (the "Plan") and pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned, Annette Alonzo, Plan Administrator, Plan Chief Executive Officer and Plan Chief Financial Officer hereby certifies, to her knowledge, that the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ Annette Alonzo             Date: March 25, 2024

Annette Alonzo
Plan Administrator, Plan Chief Executive
Officer and Plan Chief Financial Officer

The forgoing certification is being furnished solely pursuant to Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code in accordance with Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.